EXHIBIT 5.1
[Comerica Incorporated Letterhead]

Comerica Tower at Detroit Center
Corporate Legal Department, MC3391
500 Woodward Avenue, 33rd Floor
Detroit, Michigan 48226
(313) 222-9583 — Direct
(313) 222-3977 – Facsimile
rwspencer@comerica.com

Robert W. Spencer, Jr.
Vice President, Corporate Finance &
Securities Counsel and Assistant Secretary
February 20, 2007
J.P. Morgan Securities Inc.
Citigroup Global Markets Inc.
  As Representatives of the several Underwriters named
  in the Underwriting Agreement

c/o	J.P. Morgan Securities Inc. 270 Park Avenue New York, New York 10017
Ladies and Gentlemen:
I am Vice President, Corporate Finance & Securities Counsel of Comerica Incorporated, a Delaware corporation (the “Company”). This opinion is furnished to you in connection with the execution of the Underwriting Agreement, dated February 13, 2007 (the “Underwriting Agreement”) among the Company, Comerica Capital Trust II and you, in connection with (a) the issuance and sale by Comerica Capital Trust II of $500,000,000 in aggregate liquidation amount of 6.576% Capital Securities (“Capital Securities”) and (b) the issuance by the Company of $515,464,000 in aggregate principal amount of 6.576% Capital Efficient Notes due February 2, 2082 (the “CENts”). I am furnishing this opinion to you pursuant to Section 6(g) of the Underwriting Agreement, and unless otherwise defined herein or unless the context otherwise requires, capitalized terms used herein shall have the meanings assigned to them in the Underwriting Agreement.
For purposes of rendering the opinions expressed below, I have examined and relied upon the accuracy and completeness of the facts, information, covenants, and representations contained in: (1) the Indenture, (2) the Supplemental Indenture, (3) the Junior Subordinated Debentures, (4) the Trust Agreement, (5) the Trust Certificate, (6) the Guarantee Agreement, (7) the Capital Covenant, (8) the Registration Statement, (9) the Prospectus, (10) the Prospectus Supplement, (11) the Underwriting Agreement, and such other documents that I have deemed necessary or relevant for the purpose of the opinions expressed below. The opinions expressed below are conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants, and representations set forth in the documents, and statements referred to in this paragraph.
In my examination of the above described documents, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of all such documents.

J.P. Morgan Securities Inc.
Citigroup Global Markets Inc., et al.
February 20, 2007

Based on and subject to the foregoing, I am of the opinion that:
     (a) The Company has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect
     (b) Each Significant Subsidiary of the Company has been duly organized and is validly existing and in good standing under the laws of its jurisdictions of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct its business in which it is engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary of the Company has been duly authorized and validly issued and is fully paid and non-assessable (except as provided by 12 U.S.C. §55 or any comparable provision of applicable state law); and the capital stock of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects other than such liens, encumbrances and defects which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (c) The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization” and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company, including the Trust, have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.
     (d) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.
     (e) The Trust Agreement has been duly authorized, executed and delivered by the Company and the Administrative Trustee, and, assuming due authorization, execution and delivery thereof by the Property Trustee and the Delaware Trustee, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance and transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles, and will conform to the description thereof contained in the Time of Sale Information and the Prospectus. The Administrative Trustee is currently an employee of the

J.P. Morgan Securities Inc.
Citigroup Global Markets Inc., et al.
February 20, 2007

Company and has been duly authorized by the Company to serve in such capacity and to execute and deliver the Trust Agreement. The Trust Agreement has been duly qualified under the Trust Indenture Act.
     (f) The Indenture has been duly authorized, executed and delivered by the Company and, assuming due execution and delivery thereof by the Indenture Trustee, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles, and will conform in all material respects to the description thereof contained in the Time of Sale Information and the Prospectus.
     (g) The Junior Subordinated Debentures have been duly authorized, executed and delivered by the Company and, assuming the due authentication thereof as provided in the Indenture, constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles. The Indenture has been duly qualified under the Trust Indenture Act.
     (h) The Guarantee Agreement has been duly authorized, executed and delivered by the Company and, assuming due execution and delivery by the Guarantee Trustee, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles, and will conform in all material respects to the description thereof contained in the Time of Sale Information and the Prospectus. The Guarantee Agreement has been duly qualified under the Trust Indenture Act.
     (i) The statements set forth in the Time of Sale Information and the Prospectus under the captions “Description of the Capital Securities and Guarantees,” “Description of the CENts” and “Replacement Capital Covenant” insofar as they are descriptions of contracts, agreements or other legal documents or describe Federal statutes, rules and regulations, and under the caption “Underwriting,” insofar as they purport to describe the provisions of the documents referred to therein, constitute an accurate summary of the matters set forth therein in all material respects.
     (j) The execution, delivery and performance by the Company and the Trust of each of the Transaction Documents to be executed by it, the issuance and sale of the Capital Securities and compliance by the Company and the Trust with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents to which it is a party will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Trust pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Trust is a party

J.P. Morgan Securities Inc.
Citigroup Global Markets Inc., et al.
February 20, 2007

or by which the Company or the Trust is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or declaration of trust or similar organizational documents of the Company or the Trust or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (k) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company or the Trust of each of the Transaction Documents, the issuance and sale of the Capital Securities and compliance by the Company and the Trust with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Capital Securities under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Capital Securities by the Underwriters and except for such state banking notices which are required to be given after the fact.
     (l) Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the best of my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
     (m) Neither the Company nor the Trust is and, after giving effect to the offering and sale of the Capital Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will be an “investment company” required to be registered under the Investment Company Act.
     (n) The Company is duly registered as a bank holding company and qualified as a financial holding company under the BHC Act.
     (o) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date of the Underwriting Agreement; each of the Preliminary Prospectus and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such opinion on the date specified therein; and no order suspending the effectiveness of the Registration Statement has been issued, no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering is pending or, to my best knowledge, threatened by the Commission.

J.P. Morgan Securities Inc.
Citigroup Global Markets Inc., et al.
February 20, 2007

     (p) The Registration Statement, the Preliminary Prospectus, each Issuer Free Writing Prospectus included in the Time of Sale Information and the Prospectus (other than the financial statements and related schedules therein, as to which I express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Trust Indenture Act.
     (q) The documents incorporated by reference in the Time of Sale Information and the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date (other than the financial statements and related schedules therein, as to which I express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and I have no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.
As Vice President, Corporate Finance & Securities Counsel of the Company, I have participated in conferences with representatives of the Company and with representatives of its independent accountants and representatives of the Underwriters at which conferences the contents of the Registration Statement, the Time of Sale Information and the Prospectus and any amendment and supplement thereto and related matters were discussed, and although I assume no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Time of Sale Information, the Prospectus and any amendment or supplement thereto (except as expressly provided above), nothing has come to my the attention or caused me to believe that (i) the Registration Statement, at the time of its effective date (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C to be part of the Registration Statement at the time of effectiveness), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Information, at the Time of Sale dated February 13, 2007 contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus or any amendment or supplement thereto as of its date and the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial information contained therein, as to which I express no belief).
Whenever my opinion herein with respect to the existence or absence of facts is indicated to be based on my knowledge, it is intended to signify that during the course of my representation of the Company, as herein described, no information has come to my attention which would give me actual knowledge of the existence or absence of such facts. However, except to the extent expressly set forth herein, I have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to my knowledge of the existence or absence of such facts should be drawn from my representation of the Company. As to any facts material to the opinion

J.P. Morgan Securities Inc.
Citigroup Global Markets Inc., et al.
February 20, 2007

expressed herein, I did not independently establish or verify such facts but have relied upon statement, representations and/or warranties contained in the Transaction Documents, and upon certificates, statements and representations of officers and other representatives of the Company. No inquiry or investigation independent of any of the foregoing was required by you or performed by me to determine the accuracy or completeness thereof.
The opinions expressed herein are specifically qualified by reference to, and are based solely upon, laws, rulings and regulations in effect on the date hereof and are subject to modification to the extent such laws, rules and regulations are changed in the future; provided, however, in rendering this opinion I assume no obligation to revise or supplement this opinion should any law, rulings or regulations in effect be changed by legislative action, judicial decision, or otherwise. This opinion is limited solely to the matters specifically addressed herein and I do not opine on any other matters.
In giving the foregoing opinions, I express no opinion other than as to the laws of the State of Michigan, the Delaware General Corporation Law and, where indicated, federal law.
This opinion is furnished to you pursuant to Section 6(g) of the Underwriting Agreement solely for the benefit of you and for the benefit of the Indenture Trustee, Delaware Trustee and Property Trustee, upon the understanding, as I have advised you and you have agreed, that I am not hereby assuming any professional responsibility to any other person whatsoever.
Very truly yours,

/s/ Robert W. Spencer, Jr.

Robert W. Spencer, Jr.